REFERENCE 10.2

                    EMPLOYMENT CONTRACT - ROBERT EGGERING


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                             EMPLOYMENT AGREEMENT


This Employment Agreement is made and entered into this day of May, 1998, by and between Nova Pharmaceutical, Inc., an Nevada corporation, (the Company), and Robert J. Eggering, an individual ("Executive").

RECITALS

A. The Company desires to be assured of the association and services of Executive for the Company.
B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter se forth.

ARTICLE 1.  AGREEMENT

NOW, THEREFORE, in consideration of the mutual terms, covenants, and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

1.1 EMPLOYMENT. The Company hereby employs Executive as its Controller, subject to the supervision and direction of the Company's Board of Directors.

1.2 TERM. The term of this Agreement shall be for a period of one (1) year communicant on May 4, 1998 unless terminated earlier pursuant to Article 5 below.

ARTICLE 2.  COMPENSATION; REIMBURSEMENT

2.1 BASE SALARY. For all services rendered by the Executive under this Agreement, the Company shall pay Executive a base salary of Ninety thousand Dollars ($90,000) per annum, payable monthly in equal installments (the "Base Salary"). Base Salary shall be $93,600 per annum until such time as the Company furnishes health benefits to Executive.
2.2 ADDITIONAL BENEFITS. In addition to the Base Salary, Executive shall be entitled to $3,750 per quarter, and all other benefits of employment provided to other executives as may be granted from time to time by the Board of Directors.
2.3 REIMBURSEMENT. Executive shall be entitled to a one-time relocation expense reimbursement in an amount not to exceed eight thousand dollars ($8,000).

ARTICLE 3. SCOPE OF DUTIES

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3.1 ASSIGNMENT OF DUTIES. Executive shall have such duties as may be assigned to him from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Paragraph 1.1 above. Such duties shall be exercised subject to the control of the Board of Directors of the Company.
3.2 GENERAL SPECIFICATION OF DUTIES. Executive's duties shall include, but not limited to, the duties as follows:

A. Act as Controller of the Company and perform all duties, functions and responsibilities generally associated with those titles;
B. Establish procedures for implementing the policies established by the Company;
C. Cause the Company to be operated in compliance with all legal requirements;
D. Cause to be prepared cash flows, financial projections, and financial statements. Tax returns and other similar items respecting the operation of the Company.

      The foregoing specifications are not intended as a complete itemization of the duties, which Executive shall perform and undertake on behalf of the Company in satisfaction of his employment obligations under this Agreement.

3.3 EXECUTIVE'S DEVOTION OF TIME. Executive hereby agrees to devote his abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the company to himself, or to any other person or business entity.

3.4   CONFLICTING ACTIVITIES.

A. Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates.
B. Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to the then current business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement.

ARTICLE 4.  CONFIDENTIALITY OF TRADE SECRETS AND OTHER MATERIALS

4.1 TRADE SECRETS. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets, the


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    customer  lists,  or similar  information  of the  Company.  Any  technique, method, process, or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.
4.2 OWNERSHIP OF TRADE SECRETS- ASSIGNMENT OF RIGHTS. Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files, and materials relating to Company's business made by him or by the Company during his employment under this Agreement, are the property of the Company, and shall not be used by him in any way adverse to the Company's interests. Executive hereby assigns to the Company any rights which he may have in any such trade secret or proprietary information.

ARTICLE 5.  TERMINATION

5.1   BASIS FOR TERMINATION

A. Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.
B. This Agreement shall automatically terminate on the last day of the month in which Executive dies.
C. Executive's employment may be terminated by the Company "with cause" effective thirty (30) days after delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur.
i)          Any action by Executive which would be grounds for termination under
            Section 2924 of the California Labor Code or any successor provision currently covering any willful breach of duty, habitual neglect of duty, and continued incapacity.
ii)         Any material  breach of Executive's  obligations of this  Employment
            Agreement.
D. Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive sixty (60) days prior written notice of termination, which termination shall be effective on the 60th day following such notice.


5.2 Payment Upon Termination. Upon termination, the Company shall pay to Executive within ten (10) days after termination an amount equal to the sum of (1) Executive's Base Salary accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate
    Executive, his estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to Executive described in Paragraph 2.2 (except as provided by law).


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ARTICLE 6. MISCELLANEOUS

6.1 Transfer and Assignment. This Agreement is personal as to executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

6.2 Serverability. Nothing contained herein shall be constructed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future stature, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

6.3 Governing Law. This Agreement is made under and shall be constructed pursuant to the laws of the State of California/.

6.4 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

6.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement no so forth herein.

6.6 Modification. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only be a written instrument executed by the party or parties to be bound by any such modification, amendment, suppression, cancellation, or waiver.

6.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or


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    provision construed against such party solely by reason of such party having drafted the same.

6.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

6.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver or, or an election to exercise, any other such right or remedy.

6.10Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

6.11Notices. Any notice under this Agreement must be in writing, may be faxed, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United Stated Mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:


    If to the Company:  Nova Pharmaceutical, Inc.
                      31712 Casino drive, Suite 7B
                      Lake Elsinore, CA 92530
                      FAX: 909-245-8197

      If to the Executive:   Robert Eggering
                     2310 North Vermont Canyon
                     Los Angeles, CA 90027

      Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

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6.12Survival.  Any provision of the Agreement which imposes an obligation  after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

6.13Right of Set-Off. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due executive hereunder the amount of any outstanding loan or advance from the Company to Executive.


      IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

      "Company"

      NOVA PHARMACEUTICAL, INC.
      /s/ Ralph Mann
      -------------------------------
      By: Ralph Mann

      Its: President



      "Executive"

      ROBERT EGGERING

      /s/ Robert Eggering
      ---------------------------


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